Exhibit 10.3

ADVANCEPIERRE FOODS HOLDINGS, INC.
 2009 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

Independent Director Form

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”) is made and entered into as of the “Grant Date” by and between AdvancePierre Foods Holdings, Inc., a Delaware corporation (the “Company”), and the “Holder”.  Where the context permits, references to the Company or any of its Subsidiaries or Affiliates shall include the successors to the foregoing.

Holder:

Grant Date:

Vesting Commencement Date:

Grant Number:

Total RSU Shares:

Vesting:

One-third (1/3) of the Restricted Share Units shall become vested on each of the first three (3) anniversaries of the Vesting Commencement Date, subject to the terms and conditions of this Award Agreement.

1.                                      Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Award Agreement.

2.                                      Grant.  Subject to the terms of this Award Agreement and pursuant to the AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan, as attached hereto as Exhibit A (the “Plan”), the Company hereby grants to the Holder, effective as of the date hereof, an award of restricted share units (“Restricted Share Units”) with respect to the aggregate number of Shares listed above (the “Award”), subject to the terms and conditions set forth herein and in the Plan.

3.                                      Vesting.

(a).                              The Award shall vest in accordance with the vesting schedule listed above.  Shares shall be delivered (provided that such delivery is otherwise in accordance with federal and state securities laws) with respect to vested Restricted Share Units as soon as practicable following vesting, which shall generally mean within thirty (30) days following vesting, but which in no event shall be later than March 15 of the calendar year following the calendar year in which vesting occurs.

(b).                              Notwithstanding anything to the contrary, upon the first to occur of the death of the Holder or the consummation of a Change in Control (as defined below), any then unvested Restricted Share Units shall become immediately vested.  For purposes of this Award Agreement, “Change in Control” shall mean: (A) the sale or other transfer of the Company to an Independent Third Party (as defined below) or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances (without regard to the occurrence of any contingency) to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided, however, that such Change in Control constitutes a “change in control event” within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code (the “Code”).  “Independent Third Party” means any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 5% of the common stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

(c).                               Continuance of Employment.  Subject to Paragraphs 3(b) and 6(b), the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Holder’s status as an employee at will who is subject to termination without Cause (as defined in Section 2(f) of the Plan), confers upon the Holder any right to remain employed by or in service to the Company or any of its Subsidiaries, interferes in any way with the right of the Company or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries to increase or decrease the Holder’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Holder without his or her consent thereto.

(d).                              No Ownership.  Unless and until the Company has issued a certificate or certificates representing Shares as a result of the vesting of Restricted Share Units, the Holder shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to the Award.

4.                                      Dividend Rights.  After the Grant Date, the Holder shall be entitled to cash dividends subject to the Award (whether vested or unvested at such time), provided that such rights shall prospectively terminate immediately as to any Restricted Share Units that are forfeited pursuant to the terms hereof.

5.                                      Restrictions on Transfer.  Neither the Award, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, hypothecated, pledged, exchanged, charged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company or (b) transfers by will or the laws of descent and distribution.

6.                                      Effect of Termination of Employment or Services.

(a).                              Effect of Termination of Services for Cause.  If the Holder ceases to provide services to the Company or a Subsidiary (the date of such termination of service is referred to as the Holder’s “Severance Date”) for “Cause” (as defined in the Plan), then any Restricted Share Units that have not become vested pursuant to Paragraph 3 hereof upon the Severance Date shall be automatically forfeited to the Company.  The Company shall pay no consideration with respect to such transfer.

(b).                              Effect of Termination of Services for Reasons other than Cause.  Subject to Paragraph 3(b) above, if the Holder ceases to provide services to the Company or a Subsidiary for reasons other than Cause (regardless of whether such termination is voluntarily or involuntarily, or due to Disability), then the Restricted Share Units shall continue to vest pursuant to the vesting schedule applicable thereto.

7.                                      Adjustments.  Upon the occurrence of a Change in Capitalization as contemplated by Section 5 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award or in the terms of any Award.  Any such adjustments will be made by the Administrator, whose determination will be final, binding and conclusive.

8.                                      Deferral.  The Holder may elect to defer commencement of the settlement of vested Restricted Share Units until the later of (a) the [   ] anniversary of the Grant Date or (b) the date of the Holder’s termination of service, subject however to earlier settlement (i) upon or within thirty (30) days following the Holder’s death or (ii) upon or within thirty (30) days following a Change in Control.  To so elect, the Holder must make a valid and timely election in compliance with the provisions of Section 409A of the Code and pursuant to the terms of the deferral election form provided to the Holder for this purpose, as attached hereto as Exhibit B.

9.                                      Tax Withholding.  Subject to Section 13 of the Plan, upon any vesting of the Award, the Holder shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Holder for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award.  With the approval of the Administrator, a Holder may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld.  Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the Award.  The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to the Award.

10.                               Notice.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Holder at the Holder’s last address reflected on the Company’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing in accordance with the foregoing provisions of this Paragraph 10.

11.                               Incorporation of the Plan.  The Plan, as it exists on the date of this Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Restricted Share Units and this Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

12.                               Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan may be amended pursuant to Section 11 thereof.  This Award Agreement may be amended by the Board from time to time.  Any such amendment must be in writing and signed by the Company.  Any such amendment that materially and adversely affects the Holder’s rights under this Award Agreement shall require the consent of the Holder in order to be effective with respect to the Award.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Holder hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.                               Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.                               Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.                               Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.                               Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.                               Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.  The Holder acknowledges having read and understood the Plan and this Award Agreement.  Unless otherwise expressly provided in other paragraphs of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Holder unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

18.                               Binding Effect.  The Award Agreement shall apply to and bind the Holder and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

19.                               Tax Representation.  The Holder is advised to review with his or her own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement.  The Holder is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents.  The Holder understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

20.                               Acceptance.  The Holder hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  The Holder has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

21.                               Code Section 409A.  The intent of the Holder and the Company is that payments and benefits under this Award Agreement and the Award be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Award Agreement and the Award shall be interpreted and administered to be in accordance therewith.  Each payment under this Award Agreement and the Award shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Award Agreement and the Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, (a) the Holder shall not be considered to have terminated employment for purposes of this Award Agreement and no payments shall be due to the Holder under this Award Agreement that are payable upon the Holder’s termination of employment until the Holder would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code and (b) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Award Agreement and the Award during the six-month period immediately following the Holder’s separation from service shall instead be paid on the first business day after the date that is six months following the Holder’s separation from service (or, if earlier, the Holder’s death).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:

Print Name:

Title:

HOLDER

Signature:

Print Name:

Address:

Telephone No.:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Share Unit Award Agreement of AdvancePierre Foods Holdings, Inc., I, the spouse of the Holder therein named, do hereby join with my spouse in executing the foregoing Restricted Share Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Date:

Signature:

Print Name:

Signature Page to

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan

Restricted Share Unit Agreement (Independent Director Form)

EXHIBIT A

2009 Omnibus Equity Incentive Plan, As Amended (1)

(1) A copy of the 2009 Omnibus Equity Incentive Plan is omitted from this filing, but is filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Reg. No. 210674), Amendment No. 1 to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, effective as of January 23, 2014, is filed as Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Reg. No. 210674), and Amendment No. 2 to the 2009 Omnibus Equity Incentive Plan is filed as Exhibit 10.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Reg. No. 210674), and Amendment No. 3 filed as Exhibit 10.1. to the Current Report on Form 8-K filed on August 19, 2016.

EXHIBIT B

ADVANCEPIERRE FOODS HOLDINGS, INC.
2009 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT

DEFERRAL ELECTION FORM

I hereby make the following election with respect to the grant of the Restricted Share Units (“RSUs”) to be made to me in calendar year [    ] under the AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan (the “Plan”).  Capitalized terms not defined herein will have the meanings ascribed to such terms in the Plan.

I understand that the RSUs will vest in accordance with the award agreement issued pursuant to the Plan and, subject to the satisfaction of the applicable vesting requirements, unless otherwise deferred by me, will generally be settled upon or shortly following such vesting.

Deferral Election - Choose One:

☐            I do not want to defer settlement of the RSUs.

☐            I elect, in accordance with the provisions of the Plan and the award agreement, to defer settlement of the vested RSUs (including any applicable dividend equivalents credited to me) until [                    ].

Settlement:

I understand that settlement of the RSUs will be made in accordance with the foregoing election.  I further understand, however, that in the event of my death or the occurrence of a Change in Control that constitutes a “change in control event” within the meaning of section 409A of the Code, settlement will be accelerated and will be made to me (or my beneficiary, as the case may be) within 30 days following the date of my death or upon or within 30 days following such Change in Control, as the case may be.

The election made herein is subject to the provisions of the Plan and the award agreement(s).

Date:

Signature

Name of Grantee (Print)